Exhibit 99.3

News Release
Contact:

GSI Commerce, Inc.	Innotrac Corporation
Corporate Marketing	Kristi Doughty
610.491.7474	678.584.4070
Fax: 610.265.2866	Fax: 678.584.8915
news@gsicommerce.com	Kdoughty@innotrac.com
GSI Commerce to Acquire Innotrac Corporation
Acquisition Increases GSI’s Client Base, Provides Expanded Infrastructure and Capacity and Enables GSI to Begin Regional Distribution Strategy for Its Clients in 2009
KING OF PRUSSIA, Pa., and ATLANTA, Oct. 6, 2008 — Leading e-commerce and multichannel solutions provider, GSI Commerce Inc. (Nasdaq: GSIC), today announced it has signed a definitive agreement to acquire Innotrac Corporation (Nasdaq: INOC).
Innotrac is a leading provider of e-commerce fulfillment and customer care services. The company operates eight facilities, including seven primarily used for fulfillment and one primarily used for customer care. The fulfillment facilities are located in Georgia, Illinois, Kentucky, Nevada and Ohio, and the customer care facility is located in Colorado. As of June 30, 2008 Innotrac had gross property and equipment of $49.9 million and net property and equipment of $17.0 million. The company serves more than 30 clients in the retail, telecommunications and direct marketing industries. Retail clients accounted for the largest percentage of the company’s revenue in 2007 and include leading brands in the apparel, beauty, home, jewelry, entertainment, technology, toys and general merchandise categories. The company’s clients include one of the 10 largest retailers in the United States.
For the trailing 12 months ending June 30, 2008 Innotrac recorded net revenues of $128.2 million, income from operations of $4.5 million and non-GAAP income from operations of $9.1 million. Non-GAAP income from operations equals income from operations plus $0.2 million of stock-based compensation expenses and $4.4 million of depreciation and amortization expenses. As previously announced by Innotrac, these results include contribution from a significant client in the telecommunications category whose fulfillment contract will expire in the middle of 2009 and is not expected to renew.
The addition of Innotrac will increase GSI’s client base and expand GSI’s North American infrastructure and capacity. Following the close of the acquisition, GSI will operate approximately 4.7 million square feet of fulfillment centers and 2,165 call center seats. GSI intends to utilize the company’s Reno, Nev. fulfillment center to begin offering regional fulfillment capabilities to its clients beginning in 2009.
“Innotrac furthers our leadership position in e-commerce and multichannel services by bringing new clients, enhancing our scale for fulfillment and call center services and adding to our available capacity to support growth of new and existing clients. By acquiring Innotrac we believe we will be better positioned to capture a greater share of our growing market opportunity. This acquisition works for us strategically and operationally and we would expect it to have a positive impact on our financial results in 2009,” said Michael G. Rubin, chairman and CEO of GSI. “We are also excited to begin our regional distribution strategy more than one year earlier than we had planned by utilizing Innotrac’s Reno, Nevada fulfillment
(more)

Page 2	GSI Commerce to Acquire Innotrac News Release
center. Regional fulfillment will enable our clients to deliver packages to their customers more quickly while saving money on delivery costs. This is a key part of our strategic focus of enhancing the consumer shopping experience.”
“Innotrac provides outstanding e-commerce fulfillment and customer care services to some of the best retail and consumer brands in the world,” said Scott Dorfman, CEO of Innotrac. “Our extensive network of facilities and systems is fully integrated and is well suited to complement GSI’s existing fulfillment and customer care facilities. We are excited about the opportunities this transaction provides for our employees and clients and look forward to them benefitting from GSI’s leadership position in e-commerce and multichannel services.”
Under the definitive agreement, which has been approved by the boards of directors of both companies, GSI will acquire Innotrac for $52 million, consisting of cash of $22 million and shares of GSI common stock valued at $30 million, or 1,841,621 shares at $16.29 per share, the volume weighted average price over the 20 days prior to signing. As of June 30, 2008 Innotrac had net debt of $9.9 million, making the aggregate value of the transaction $61.9 million.
Innotrac shareholders are expected to receive approximately $4.03 per share for each share of Innotrac common stock, consisting of $1.70 in cash and 0.1426 of a share of GSI common stock. The number of shares to be received are subject to adjustment under certain circumstances. If the volume weighted average price of GSI common stock during the 20 trading days ending on the third trading day prior to the date of the Innotrac shareholders meeting to approve the merger is between $13.03 and $20.85, the number of shares of GSI common stock to be received per share of Innotrac common stock will range from 0.1784 of a share to 0.1115 of a share, and the total number of shares to be issued by GSI will range from 2,302,379 to 1,438,849. Above $20.85 and below $13.03, the number of shares will be fixed, subject to the right of either party to terminate the definitive agreement under certain circumstances if the price is below $11.12.
The acquisition is expected to close during the first half of 2009 and is subject to customary and other closing conditions, including the approval of Innotrac stockholders, certain third-party consents, and court approval by the United States District Court for the Northern District of Ohio of a settlement agreement between Innotrac and the court-appointed receiver of the IPOF Fund, L.P., which holds approximately 35 percent of the outstanding shares of Innotrac. Innotrac’s chairman and CEO, who owns approximately 46 percent of the company’s issued and outstanding shares, has agreed to vote in favor of the transaction.
Non-GAAP Financial Measures
In this release, we use the non-GAAP financial measure non-GAAP income from operations. This non-GAAP measure is not intended to be considered in isolation of, as a substitute for, or superior to, GAAP financial information. We have included a reconciliation of non-GAAP income from operations to the nearest GAAP measure, income from operations, in the body of this release.
In this release we use non-GAAP income from operations because GSI uses this metric for financial and operational decision making and as a means to evaluate its performance. In our opinion, this non-GAAP measure provides meaningful supplemental information regarding our performance. We believe that both management and investors benefit from referring to this non-GAAP financial measure in assessing the performance of GSI and the performance of Innotrac and when planning, forecasting and analyzing future periods. This non-GAAP financial measure also facilitates management’s internal comparisons to historical performance as well as to the operating results of comparable companies. We believe this non-GAAP financial measure is useful to investors both because (1) it allows for greater transparency with respect to a key metric used by management in its financial and operational decision making and (2) it is used by institutional investors and the analyst community to help them analyze the health of our business.

Page 3	GSI Commerce to Acquire Innotrac News Release
Non-GAAP income from operations. We define non-GAAP income from operations as income from operations excluding stock-based compensation, depreciation and amortization expenses and acquisition-related integration expenses. We consider non-GAAP income from operations to be a useful metric for management and investors because it excludes certain non-cash and non-operating items. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when valuing equity awards under SFAS 123R, we believe that viewing income from operations excluding stock-based compensation expense allows investors to make meaningful comparisons between our operating performance and those of other businesses. Because we are growing rapidly and operate in an emerging and rapidly changing industry, we believe that our level of capital expenditures and consequently the level of depreciation and amortization expense relative to our revenues could be meaningfully greater today than it will be over time. As a result, we believe it is useful supplemental information to view income from operations excluding depreciation and amortization expense as it provides a potential indicator of the future operating margin potential of the business. We believe the exclusion of acquisition-related integration expenses permits evaluation and a comparison of results for on-going business operations, and it is on this basis that management internally assesses the company’s performance.
About GSI Commerce
GSI Commerce® (www.gsicommerce.com) is a leading provider of services that enable e-commerce, multichannel retailing and interactive marketing for large, business-to-consumer (b2c) enterprises in the U.S. and internationally. We deliver customized e-commerce solutions through an e-commerce platform, which is comprised of technology, fulfillment and customer care. We offer each of the platform’s components on a modular basis, or as part of an integrated, end-to-end solution. We also offer a full suite of interactive marketing services through two divisions, gsi interactivesm and e-Dialog Inc. (www.e-dialog.com).
About Innotrac
Innotrac Corporation was founded in 1984 and is based in Duluth, Ga., a suburb of Atlanta. The company employs approximately 1,600 people and provides full-service fulfillment and logistics for retail, catalog and direct marketing companies. The company operates eight fulfillment centers located in four time zones across the U.S. and has a fulfillment capacity of approximately 2.5 million square feet. Innotrac also operates two customer care centers that have a capacity of 570 customer care workstations. For more information about Innotrac, visit the company’s Web site at www.Innotrac.com.
Important Information
In connection with the proposed merger, GSI and Innotrac will file a registration statement, a proxy statement/prospectus and other relevant documents concerning the proposed merger with the SEC. SHAREHOLDERS OF INNOTRAC ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the proxy statement/prospectus (when available) and other documents filed by GSI and Innotrac at the Securities and Exchange Commission’s Web site at http://www.sec.gov. Copies of the proxy statement/prospectus can also be obtained, without charge, by directing a request to:

GSI Commerce, Inc.	Innotrac Corporation

Page 4	GSI Commerce to Acquire Innotrac News Release

935 First Avenue	6655 Sugarloaf Parkway
King of Prussia, PA 19406	Duluth, GA 30097
Attention: Greg Ryan, Director, Corporate	Attention: George Hare, Chief Financial Officer
Communications
Telephone Number: (610)491-7294	Telephone Number:(678)584-4000
GSI, Innotrac and their respective directors and executive officers and other members of management and employees may be deemed to participate in the solicitation of proxies in respect of the proposed merger. Information regarding GSI’s directors and executive officers is available in GSI’s proxy statement for its 2008 annual meeting of shareholders, which was filed with the SEC on April 25, 2008. Information regarding Innotrac’s directors and executive officers is available in Innotrac’s annual report on Form 10-K for its fiscal year ended Dec. 31, 2007 filed with the SEC on April 15, 2008 and amended on April 29, 2008, and in its proxy statement for its 2008 annual meeting of shareholders filed on May 8, 2008. Additional information regarding the interests of such potential participants will be included in the proxy statement/prospectus relating to the merger and the other relevant documents filed with the SEC when they become available.
Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements made in this release, other than statements of historical fact, are forward-looking statements, including statements regarding the expected timing of the closing of the acquisition, the ability of GSI Commerce Inc. and Innotrac to close the acquisition, the expected benefits of the acquisition, the expected performance and features of Innotrac products services and any GSI Commerce and Innotrac combined products and services, and the expected impact of the acquisition on GSI’s financial results. In addition, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “should,” “guidance,” “potential,” “opportunity,” “continue,” “project,” “forecast,” “confident,” “prospects,” “schedule” and similar expressions typically are used to identify forward-looking statements. Forward-looking statements are based on the then-current expectations, beliefs, assumptions, estimates and forecasts about the business of GSI Commerce. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied by these forward-looking statements. Factors which may affect GSI Commerce’s business, financial condition and operating results include the risk that the planned acquisition may not close on the terms agreed upon or at all, risks related to the acquisition, including unanticipated liabilities and expenses, the effects of changes in the economy, consumer spending, the financial markets and the industries in which GSI Commerce and its partners operate, changes affecting the Internet and e-commerce, the ability of GSI Commerce to develop and maintain relationships with strategic partners and suppliers and the timing of its establishment, extension or termination of its relationships with strategic partners, the ability of GSI Commerce to timely and successfully develop, maintain and protect its technology, confidential and proprietary information, and product and service offerings and execute operationally, the ability of GSI Commerce to attract and retain qualified personnel, the ability of GSI Commerce to successfully integrate its acquisitions of other businesses and the performance of acquired businesses. More information about potential factors that could affect GSI Commerce can be found in its most recent Form 10-K, Form 10-Q and other reports and statements filed by GSI Commerce with the SEC. GSI Commerce expressly disclaims any intent or obligation to update these forward-looking statements.
###